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                                                                    EXHIBIT 4(i)

                                  IMPATH INC.

                          Employee Warrant Certificate
                          ----------------------------



          Date of Grant:
          Name of Employee:
          Number of Shares:
          Price Per Share:

          This is to certify that, effective on the date of grant specified above, the Board of Directors (the "Board") of IMPATH Inc. (the "Company") has granted to the above-named employee (the "Employee") a warrant to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.005 par value (the "Stock"), of the Company set forth above.

          The terms and conditions of the warrant granted hereby are as follows:

          1. The price at which each share of Stock subject to this warrant may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof.

          2. Subject to the terms and conditions set forth herein, this warrant shall become exercisable to purchase the shares of Stock covered by this warrant, on a cumulative basis, in equal monthly increments, each equal to one-thirty-sixth of the number of shares set forth above, beginning one month after the date of grant and continuing to and including the thirty-sixth month after the date of grant. From and after such thirty-sixth month, this warrant

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shall be exercisable in full. This warrant shall expire on the tenth anniversary
(the "Expiration Date") of the date of grant and shall not be exercisable thereafter.

          3. Except as provided in Section 7 hereof, this warrant may not be exercised unless the Employee is in the employ of the Company or one of its parent or subsidiary corporations (within the meaning of Sections 425(e) and (f) of the Internal Revenue Code of 1986, as amended, and referred to herein as "Parent" and "Subsidiary", respectively) at the time of such exercise and shall have been such an employee continuously since the date of grant of this warrant. For purposes of this warrant, service as a director, officer or consultant of the Company or any Parent or Subsidiary corporation shall be considered employment.

          4. Subject to the terms and conditions set forth herein, the Employee may exercise this warrant at any time or times as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

               (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate warrant price of such shares, provided that this warrant may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to warrant, whichever is smaller;

               (ii) the name or names in which the stock certificate or certificates are to be registered;

               (iii) the address to which dividends, notices, reports, etc. are to be sent; and

               (iv) the Employee's social security number.

Only one Stock certificate will be issued unless the Employee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges. If the Employee so requests, shares of Stock purchased upon exercise of this warrant may be issued in the name of the Employee or another person. The Employee shall not be entitled to any rights as a stockholder of the Company in

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respect of any shares of Stock covered by this warrant until such shares of
Stock shall have been paid for in full and issued to the Employee.

          5. As soon as practicable after the Company receives payment for shares of Stock covered by this warrant, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Employee. Such certificate shall be registered in the name of the Employee, or in such other name or names as the Employee shall request.

          6. This warrant is personal to the Employee and during the Employee's lifetime may be exercised only by the Employee or, in the event of legal disability, his legal representative. This warrant shall not be transferable other than by will or the laws of descent and distribution.

          7. In the event that the Employee's employment as an employee of the Company or of any Subsidiary or Parent (hereinafter the "Employee's employment") is terminated prior to the time that this warrant has been fully exercised, this warrant shall be exercisable, as to any remaining shares of Stock subject hereto, as follows:

          (A) Upon the death of the Employee during the Employee's employment, this warrant shall become exercisable in full and the person or persons to whom the Employee's rights with respect to this warrant are transferred by will or the laws of descent and distribution (collectively, the "Representative") may, at any time or times prior to the Expiration Date, purchase any or all of such shares of Stock;

          (B) Upon termination of the Employee's employment with the Company (w) as a result of retirement pursuant to a retirement plan of the Company, any Subsidiary or Parent, (x) as a result of Disability (as defined in the Employee's employment agreement dated August 28, 1998; the "Employment Agreement"), (y) by the Company other than for Cause (as defined in the Employment Agreement), or (z) by the Employee with Good Reason (as defined in the Employment Agreement), this warrant shall become exercisable in full and the Employee or the Representative, as the case may be, may, at any time or times prior to the Expiration Date, purchase any or all of such shares of Stock;

          (C) Upon termination of the Employee's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, the Employee may, prior to the Expiration Date, purchase any or all of the shares of Stock with respect

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     to which the Employee was entitled to exercise this warrant immediately prior to such termination, and the portion of this warrant not so exercisable will lapse on such date of termination; and

          (D) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, this warrant shall be canceled to the extent not theretofore canceled or exercised.

          Notwithstanding the foregoing, this warrant shall in no event be exercisable after the Expiration Date specified in Section 2 hereof.

          8. This warrant does not confer on the Employee any right to continue as an employee of the Company or interfere in any way with the right of the Company to determine the terms of the Employee's employment, subject to the provisions of the Employment Agreement.

          9. In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder, then the Board shall, in such manner as it may deem equitable, adjust the number of shares of Stock subject to this warrant, the exercise price hereof, or both.

          In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a

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majority of the outstanding voting securities of the surviving corporation
(determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all of the warrants shall become exercisable in full, notwithstanding any other provision of this Certificate, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

          10. This warrant shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this warrant or the purchase of shares of Stock hereunder, this warrant may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board may require that the person exercising this warrant shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

          11. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this warrant, that the Employee (or any beneficiary or person entitled to exercise such warrant) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local

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income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

          12. All interpretations or determinations of the Board shall be binding and conclusive upon the Employee and his legal representatives on any question arising hereunder.

          13. All notices hereunder to the Company shall be delivered or mailed to the following address:

              IMPATH Inc.
              521 West 57th Street
              New York, New York  10019
              Attention:  Secretary

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Employee.


                        IMPATH INC.



                        By
                          _____________________________

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